Exhibit 24
POWER OF ATTORNEY
     We, the undersigned directors of Viad Corp, hereby severally constitute and appoint Scott E. Sayre, Vice President-General Counsel and Secretary, and Ellen M. Ingersoll, Chief Financial Officer, of Viad Corp, and each or either one of them singly, our true and lawful attorney and agent with full power and authority to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 of Viad Corp and any and all amendments or supplements, whether pre-effective or post-effective, to said registration statement (including, without limitation, any registration statement and post-effective amendment thereto filed pursuant to Rule 462 (b) under the Securities Act of 1933, as amended (the “Securities Act”)) and generally to do all such things in our names and on our behalf in our capacities as directors to enable Viad Corp to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as then may be signed by our said attorneys or any of them, to said registration statement and any and all amendments thereto.
     IN WITNESS WHEREOF, this Power of Attorney has been signed on this 17th day of May, 2005, by the following persons:

/s/ Wayne G. Allcott	/s/ Judith K. Hofer

Wayne G. Allcott	Judith K. Hofer
Director of Viad Corp	Director of Viad Corp

/s/ Daniel Boggan Jr	/s/ Robert E. Munzenrider

Daniel Boggan Jr	Robert E. Munzenrider
Director of Viad Corp	Director of Viad Corp

/s/ Jess Hay	/s/ Albert M. Teplin

Jess Hay	Albert M. Teplin
Director of Viad Corp	Director of Viad Corp